EXHIBIT 99.1

ENGlobal Reports Fourth Quarter and Fiscal Year 2015 Results

HOUSTON, March 03, 2016 (GLOBE NEWSWIRE) -- ENGlobal (Nasdaq:ENG), a leading provider of engineering and automation services, today announced earnings of $10.5 million and diluted earnings per share of $0.38 for the fiscal year ended December 26, 2015.

2015 Fiscal Year Highlights as compared to 2014 Fiscal Year results:

       Revenue of $79.6 million, a 26.2% decrease
       Gross profit margin of 20.4%, a decrease of 130 basis points
       Net income of $10.5 million, an increase from a net income of $6.0 million
       Earnings of $0.38 per diluted share, an increase from $0.22 per diluted share

Revenue decreased to $79.6 million for the fiscal year ended December 26, 2015, or a 26.2% decrease from $107.9 million for the fiscal year ended December 27, 2014. ENGlobal reported net income of $10.5 million, or $0.38 per diluted share, for the fiscal year ended December 26, 2015, compared to net income of $6.0 million, or $0.22 per diluted share, for the prior year period. During the fiscal year ended December 26, 2015, the company incurred non-cash expenses for depreciation, amortization and stock compensation of $2.1 million as compared to $2.7 million for the comparable period in 2014.

In April 2015, the Company’s Board of Directors authorized the repurchase of up to $2 million of the Company’s common stock from time to time, based on prevailing market conditions.  Through February 23, 2016, ENGlobal had repurchased 250,000 shares of common stock for $232 thousand under this program.  As of February 23, 2016, the remaining amount authorized for repurchase under this program was $1.8 million.

Management's Assessment

Mark Hess, ENGlobal's Chief Financial Officer, said: “While 2015 was a challenging year due to the severe decline in oil prices and spending cuts in the energy industry, through our service agreements and aggressive project bidding we were able to maintain profitability and a positive future outlook.  It is notable that the Company’s recent positive performance has enabled us to release the valuation allowance on our deferred tax asset that has been in place since 2012.”

Mr. Hess continued, “We maintained solid relationships with our financial partners, had a substantial cash balance throughout the year, and had no borrowings from our working capital lines during 2015.  We enter this year well positioned to seek out both internal and external opportunities to grow our business.”

William Coskey, P.E., Chairman and Chief Executive Officer of ENGlobal, added: “I would like to thank the outstanding men and women of ENGlobal for their hard work and dedication toward a successful 2015.  We are fortunate as a company to primarily serve midstream and downstream clientele, who have ongoing areas of project activity. Thus far this year we have gotten off to a slow start utilizing our resources; however, awards of new business have been extremely strong. We are well positioned for the challenges ahead, and remain enthusiastic about the opportunities for our Company.”

The following table illustrates the composition of the Company's revenue and profitability for its operations for the fiscal years ended December 26, 2015 and December 27, 2014:

	Year Ended				Year Ended
(in thousands)	December 26, 2015				December 27, 2014
		% of	Gross	Operating		% of	Gross	Operating
	Total	Total	Profit	Profit	Total	Total	Profit	Profit
Segment	Revenue	Revenue	Margin	Margin	Revenue	Revenue	Margin	Margin

Engineering & Construction	$49,277	61.9%	14.1%	8.6%	$50,437	46.7%	16.3%	8.7%
Automation	30,328	38.1%	30.7%	22.5%	57,463	53.3%	26.6%	21.6%
Consolidated	$79,605	100.0%	20.4%	2.6%	$107,900	100.0%	21.7%	6.4%

The following table illustrates the composition of the company's revenue and profitability for its operations for the quarters ended December 26, 2015 and December 27, 2014:

	Quarter Ended				Quarter Ended
(in thousands)	December 26, 2015				December 27, 2014
		% of	Gross	Operating		% of	Gross	Operating
Segment	Total	Total	Profit	Profit	Total	Total	Profit	Profit
	Revenue	Revenue	Margin	Margin	Revenue	Revenue	Margin	Margin

Engineering & Construction	$11,103	64.4%	10.0%	4.4%	$12,695	47.2%	15.2%	7.7%
Automation	6,137	35.6%	43.2%	33.4%	14,211	52.8%	25.1%	20.2%
Consolidated	$17,240	100.0%	21.8%	2.9%	$26,906	100.0%	20.4%	4.8%

The following are certain key operating statistics for the last four quarters, which may be helpful in analyzing our ongoing business (in thousands):

	2015					Fiscal Year
	Q1		Q2	Q3	Q4	2015
Revenue		$23,102	$21,053	$18,210	$17,240		$79,605
Gross Profit		4,122	4,609	3,773	3,764		16,268
Gross Profit Percentage		17.84%	21.89%	20.72%	21.83%		20.44%
General & Administrative Expenses		4,004	3,555	3,350	3,259		14,168
Operating Income		118	1,054	423	505		2,100

The following table presents certain balance sheet items as of December 26, 2015 and December 27, 2014:

(in thousands)	As of December 26, 2015	As of December 27, 2014
Cash	$7,806	$6,213
Working capital	25,554	20,440
Credit facility balance	—	—

The Company's Annual Report on Form 10-K for the year ended December 26, 2015 is expected to be filed with the Securities and Exchange Commission today reflecting these results.

About ENGlobal

ENGlobal (Nasdaq:ENG) is a provider of engineering and automation services primarily to the energy sector throughout the United States and internationally. ENGlobal operates through two business segments: Automation and Engineering. ENGlobal's Automation segment provides services related to the design, fabrication and implementation of distributed control, instrumentation and process analytical systems. The Engineering segment provides consulting services for the development, management and execution of projects requiring professional engineering, construction management, and related support services. Within the Engineering segment, ENGlobal's Government Services group provides engineering, design, installation and operation and maintenance of various government, public sector and international facilities, and specializes in the turnkey installation and maintenance of automation and instrumentation systems for the U.S. Defense industry worldwide. Further information about the Company and its businesses is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements

The statements above regarding the Company's expectations regarding its operations and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) our ability to satisfy the continued listing standards of the NASDAQ with respect to our common stock or to cure any continued listing standard deficiency with respect thereto; (2) the effect of economic downturns and the volatility of oil and natural gas prices and significantly depressed oil prices since the end of 2014; (3) our ability to realize revenue projected in our backlog and our ability to collect accounts receivable and process accounts payable in a timely manner; (4) our ability to retain existing customers and attract new customers; (5) our dependence on one or a few customers; (6) the uncertainties related to the US Government’s budgetary process and their effects on our long-term US Government contracts; (7) our ability to attract and retain key professional personnel; (8) operational and political risks in Russia and Kazakhstan along the Caspian Sea; (9) our ability to sustain profitability and positive cash flow from operations; (10) our ability to identify, consummate and integrate potential acquisitions; and (11) our ability to execute to our internal performance plans such as our post-divestiture outlook, productivity improvement and cost containment initiatives. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings.

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CONTACT:
Mark A. Hess
(281) 878-1040
ir@ENGlobal.com